FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

American Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-0624874
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
7-1/8% Senior Debentures due 2034	New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-60044

        Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrant's Securities to be Registered.

        The material set forth in the section captioned “Description of Debt Securities” in the Registrant’s registration statement on Form S-3 (File No. 333-106657) filed with the Commission on June 30, 2003 (such registration statement, as amended, including all documents incorporated therein by reference, being herein after referred to as the “Registration Statement”) and the materials set forth in the section captioned “Description of Debentures” in Prospectus Supplement of the Registrant filed with the Commission on January 29, 2004 pursuant to Rule 424(b) under the Securities Act of 1933 which shall supplement the Prospectus contained in the Registration Statement, is incorporated herein by reference.

Item 2.     Exhibits.

4.1	Senior Debt Securities Indenture dated as of November 12, 1997, among the Registrant, issuer, and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-A dated April 19, 1999)

4.2	Senior Debt Securities First Supplemental Indenture dated as of December 3, 1997 among the Registrant, AFC Holdings Company and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee (incorporated by reference to Exhibit 4 from the Registrant’s Post-Effective Amendment No.1 to registration number 333-21995 filed on December 5, 1997)

4.3	Form of Second Supplemental Indenture among the Registrant and U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee

4.4	Form of 7-1/8% Senior Debentures due 2034 (included in Exhibit 4.3)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC. By: /s/Karl J. Grafe —————————————— Karl J. Grafe Assistant Secretary

Dated: January 29, 2004